THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF M-WISE,
INC.

m-Wise, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of
Delaware DOES HEREBY CERTIFY:
FIRST: That the Corporation was originally incorporated in Delaware under the name Wireless Auctions, Inc., and it filed its original Certificate of Incorporation with the Secretary of State of Delaware on February 1, 2000. On September 14, 2000, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation. On October 11, 2000, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation changing its name to m-Wise, Inc. On December 21, 2000, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Preferred A Stock (par value $0.01 per share). On January 10, 2001, the Corporation filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation. On March 5, 2002, the Corporation filed with the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of
Incorporation. SECOND: That the Third Amended and Restated Certificate of Incorporation of m-Wise, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and the stockholders of the Corporation. THIRD: That the Third Amended and Restated Certificate of Incorporation so adopted is as set forth in Exhibit A attached hereto and is hereby incorporated herein by reference. IN WITNESS WHEREOF, m-Wise, Inc. has caused this Certificate to be signed by its Chief Executive Officer and attested to by its Secretary on January __, 2003. M-WISE, INC. By:
Shay Ben-Asulin, Chief Executive Officer

ATTEST:



By:
         Shay Ben-Asulin, Secretary



AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
M-WISE, INC.
First : The name of the corporation (hereinafter called the "Corporation") is m-Wise, Inc.

Second : The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Company Corporation. Third : The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. Fourth : A. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is Three Hundred Eighty Million (380,000,000). The total number of shares of Preferred Stock the Corporation is authorized to issue is One Hundred and Seventy Million (170,000,000). The total number of shares of Common Stock the Corporation is authorized to issue is Two Hundred and Ten Million (210,000,000). The Preferred Stock shall have a par value of $0.01 per share and the Common Stock shall have a par value of $0.01 per share. B. The Preferred Stock shall be divided into series. The first series shall consist of Three Hundred Twenty-Five Thousand (325,000) shares and is designated "Series A Preferred Stock." The second series shall consist of Three Million (3,000,000) shares and is designated "Series B Preferred Stock." The third series shall consist of Twenty Million (20,000,000) shares and is designated "Series C Preferred Stock". The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding, including shares reserved for issuance upon the exercise of warrants) the number of shares of any series of Preferred Stock other than the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. C. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are as follows:

1. Dividends.
a. The holders of shares of Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive per share dividends at the rate of 10% of the Series B Preferred Stock and Series C Original Purchase Price (as defined below) per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only when, as and if declared by the Board of Directors of the Corporation. The right to receive dividends on Series B Preferred Stock and Series C Preferred Stock shall be non-cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series B Preferred Stock and Series C Preferred Stock in any prior year. b. The Corporation shall not declare or pay any cash dividends on shares of Common Stock until the holders of the Series B Preferred Stock and Series C Preferred Stock then outstanding shall have first or simultaneously received a dividend on each outstanding share of Series B Preferred Stock or Series C Preferred Stock, as applicable, in an amount equal to the per share amount set forth in Section C.1(a) plus the product of (i) the per share amount, if any, of the dividends to be declared, paid or set aside for the Common Stock multiplied by (ii) the number of whole shares of Common Stock into which such share of Series B Preferred Stock or Series C Preferred Stock, as applicable, is then convertible.
2. Liquidation Preference.
a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C and B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to three (3) times the price at which such share was issued (as adjusted for any stock dividends, combinations, splits or recapitalizations) for each share of Series C and B Preferred Stock then held by them (the "Preferred Stock Preference Amount"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C and B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed first, ratably among the holders of the Series C Preferred Stock and next ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. b. Upon completion of the distribution required by Sections C.2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series C Preferred Stock, the Series B Preferred Stock, Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each holder of Common Stock, Series A Preferred Stock, Series B Preferred Stock, and the Series C Preferred Stock (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock).

c. Whenever the distribution provided for in this Section C.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors or, if applicable, by a receiver in bankruptcy. d. For purposes of this Section C.2 (and for such purpose only), a liquidation, dissolution or winding up of the Corporation shall include an event in which the Corporation shall sell, convey, or otherwise dispose of or encumber all or substantially all of its assets or property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which at least fifty percent (50%) of the voting power of the Corporation is disposed of or otherwise transferred (hereinafter shall be referred as "M&A DEAL"), provided that this Section C.2(d) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation without affecting the percentage ownership interests in the Corporation. In the event of such an M&A Deal , if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows: (i) Securities not subject to "investment letter" (e.g., federal or state securities laws restrictions) or other similar restrictions on free marketability: (1) If traded on a securities exchange or The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing or the occurrence of the M&A Deal; (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three
(3) days prior to the closing or the occurrence of the M&A Deal; and (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series B and C Preferred Stock. (ii) The valuation of securities subject to investment letter (either registered securities or non registered) or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be made at such time as the securities shall be fully registered and freely tradable and until such time the consideration shall be kept in escrow by the Corporation legal counsel under terms to be agreed by the Corporation and the legal counsel unless otherwise resolved by the majority of the Series A, B and C Preferred Stockholders for all shareholders of the company in order to verify allocation in accordance with this section C.2(a) or C.2(e), as applicable. At such time as the securities are fully registered and freely tradable, the valuation shall be made in accordance with the provisions of section C.2(d)(i) above. (e) If an event that an M&A Deal occurs within six months following the adoption of this Third Amended and Restated Certificate of Incorporation, Section C.2 (a) shall not apply and any consideration received by the Corporation shall be distributed as follows: (i) The holders of the Series C and B Preferred Stock shall be entitled to receive an amount equal to the Preferred Stock Preference Amount, allocated on a pro rata basis amongst them. The Preference Amount will be paid in three separate installments equal to one third of the Preferred Stock Preference Amount each (each, an "Installment").
(ii) Following the payment of the first Installment, the holders of the Series A Preferred Stock shall be entitled to receive an amount per share equal to 40% of the price at which each Preferred A Share was issued (as adjusted for any stock dividends, combinations, splits or recapitalizations) (the entire amount, "The Preferred A Preference Amount"). (iii) Thereafter, the management of the Corporation shall be entitled to receive such amounts as will be duly resolved by the Corporation at any time prior to the consummation of the M&A Deal.

(iv) Thereafter, the second and third Installments distributions shall be made, following each of which, the holders of the Series A Preferred Stock shall be entitled to receive an amount per share equal to 30% of the Preferred A Preference Amount.
         (v) Each payment according to the order set forth in Section C.2 (e) shall be distributed to the applicable series of stock, prior and in preference to any distribution of any of the assets of the Corporation to the other stockholders by reason of their ownership thereof. If, upon payment the assets and funds thus distributed among the holders of stock entitled to according to the priority set forth in Section C.2 (e) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among such holders in proportion to the preferential amount each such holder is otherwise entitled to receive and in accordance with the order of precedence set forth in section C.2(e)(i-iv).
         (vi) Any remaining balance shall be allocated ratably among all stockholders on an as-converted basis.

3. Voting Rights; Directors.
a. Each holder of shares of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (l) vote for each share of Common Stock held. b. The Board of Directors shall initially consist of five (5) members. The holders of a majority of the Series A Preferred Stock, voting together as a class, shall have the exclusive right to nominate and elect one (1) member of the Board of Directors The holders of a majority of the Series B Preferred Stock, voting together as a class, shall have the exclusive right to nominate and elect one (1) member of the Board of Directors. The holders of a majority of the Series C Preferred Stock, voting together as a class, shall have the exclusive right to nominate and elect two (2) members of the Board of Directors. The remaining one (1) member of the Board of Directors shall be nominated and elected by Putchkon.com LLC and Proton Marketing Associates LLC. c. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock pursuant to Section C.3(b) hereof, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock, as applicable, may, by affirmative vote of a majority thereof, elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock including any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the shares comprising the class of stockholders having the right under Section C.3(b) hereof to elect such director. 4. Conversion. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows: a. Right to Convert.
(i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Series A Original Issue Price for each share of Series A Preferred Stock shall be $4.45 (the "Series A Original Issue Price") and the initial Conversion Price for each share of Series A Preferred Stock (the "Series A Conversion Price") shall be $4.45. (ii) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Series B Original Issue Price for each share of Series B Preferred Stock shall be $8.17 (the "Series B Original Issue Price") and the initial Conversion Price for each share of Series B Preferred Stock (the "Series B Conversion Price") shall be $8.17. (iii) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Series C Original Issue Price for each share of Series C Preferred Stock shall be $0.048 (the "Series C Original Issue Price") and the initial Conversion Price for each share of Series C Preferred Stock (the "Series C Conversion Price") shall be equal to the Series C Original Issue Price. (iv) The initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall be adjusted as hereinafter provided. b. Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, respectively, upon the earlier of (i) the date specified by written consent or agreement of holders of at least a majority of the shares of Series B Preferred Stock then outstanding or (ii) immediately upon the sale of the Common Stock in a firm commitment, underwritten public offering registered in the United States under the Securities Act of 1933, as amended (the
"Securities  Act"),  or in a  public  offering  effected  on  the  London  Stock
Exchange, the Frankfurt Stock Exchange or the Paris Stock Exchange under applicable securities laws, other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the Corporation, which reflects a pre-offering valuation of the Company of at least $50,000,000 ("QIPO"). c. Mechanics of Conversion. (i) Before any holder of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock shall not be deemed to have converted such Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock until immediately prior to the closing of such sale of securities. d. Adjustments to Series A Conversion Price and Series B Conversion Price for Certain Diluting Issues. (i) Special Definitions. For purposes of this Section C.4(d), the following definitions apply: (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below). (2) "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock, as the case may be, was first issued. (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) or other securities convertible into or exchangeable or exercisable for Common Stock. (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section C.4(d)(iii)), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable: (A) upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock; (B) to officers, directors or employees of, consultants, or subcontractors to, the Corporation pursuant to stock option or stock purchase plans or as incentive approved by the Board of Directors; (C) as a dividend or distribution on Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock for which adjustment of the Series A Conversion Price or Series B Conversion Price or the Series C Conversion Price is made pursuant to Section C.4(e); or

(D) upon exercise of a warrant dated April 26, 2000 to purchase 56,180 shares of Series A Preferred Stock and a warrant dated the original issuance date of the Series B Preferred Stock to purchase a number of shares of Series B Preferred Stock to be calculated in the manner set forth in such warrant and any warrant for the purchase of Series C Preferred Stock. (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for a series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section C.4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect on the date of, and immediately prior to such issue. (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are deemed to be issued: (1) no further adjustments in the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock or Series C Conversion Price; (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall upon such expiration, be recomputed as if: (A) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and (B) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section C.4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and (4) no readjustment pursuant to clause
(2) or (3) above shall have the effect of increasing the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price on the original adjustment date or
(b) the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.4(d)(iii)) without consideration or for a consideration per share less than the Conversion Price with respect to any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price of the applicable series of Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of

Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any other outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. Notwithstanding the above, the Series C Conversion Price shall be adjusted by reducing it to the price paid for each Additional Share of Common Stock so issued. (v) Determination of Consideration. For purposes of this Section C.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock or the price paid with respect thereto shall be computed as follows: (1) Cash and
Property: Such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends; (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors. (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:
(A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.
e. Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, each as in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. f. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.4(e) above or a merger or other reorganization referred to in Section C.2(e) above), the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, each as then in effect, shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock immediately before that change. g. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment. h. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Series A Conversion Price or Series B Conversion Price or Series C Conversion Price pursuant to this Section C.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock Series B Preferred Stock and Series C Preferred Stock, as the case may be, a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price and/or the Series B Conversion Price and/or the Series C Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock. i. Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock: (1) at least ten
(10) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription or for determining the rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and
(2) in the case of the matters referred to in (iii) and (iv) above, at least ten
(10) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). j. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock or Series B Preferred Stock or Series C

Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion. k. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Third Amended and Restated Certificate of Incorporation. l. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock or Series B
Preferred Stock or Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors). m. Notices. Any notice required by the provisions of this Section C.4 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock shall be deemed given if sent by e-mail or deposited in the mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. 5. Restrictions and Limitations. a. As long as the shares of Series A Preferred Stock constitute at least seven percent (7%) of the outstanding capital stock of the Corporation (on an as-converted basis), any action or resolution of (i) the stockholders of the Corporation or (ii) the Board of Directors (or any committee thereof), as applicable, or of any subsidiary of the Corporation, regarding any of the following issues, shall require the consent of the holders of at least fifty percent (50%) of the shares of Series A Preferred Stock or, if applicable, the director nominated and elected pursuant to the second sentence of Section C.3(b):
(i) any material change in the nature or character of the business conducted or proposed to be conducted by the Corporation as proposed in the Corporation's business plan; (ii) any creation of a class or series of securities with rights, privileges or preferences equal or superior to those of the shares of Series A Preferred Stock, except in the context of issuances of securities at a price per share above the Series A Original Issue Price; and (iii) any liquidation, dissolution or winding up of the Corporation. b. As long as any shares of Series B Preferred Stock are outstanding, any action or resolution of (i) the stockholders of the Corporation or (ii) the Board of Directors (or any committee thereof), as applicable, or of any subsidiary of the Corporation, regarding any of the following issues, shall require the consent of the holders of at least a majority of the shares of Series B Preferred Stock or, if applicable, the director nominated and elected by the holders of Series B Preferred Stock: (i) any declaration or payment of any dividends or other distributions on any class or form of shares; (ii) any repurchase of issued and outstanding shares of the Company's capital stock other than pursuant to the redemption provisions in Section C.6; (iii) any material change in the nature or character of the business conducted or proposed to be conducted by the Corporation as proposed in the Corporation's business plan; (iv) any entry into any transaction outside the ordinary course of business with any stockholder, director, officer, parent, subsidiary or affiliated Corporation or any of their stockholders; (v) any alteration of the provisions of this Third Amended and Restated Certificate of Incorporation or Bylaws, including any amendment or a reclassification or a recapitalization of the outstanding shares of stock of the Corporation which would change the rights, privileges or preferences attached to the shares of Series B Preferred Stock; (vi) any issuance of securities, unless such issuance is in the context of a financing that reflects a pre-money valuation of at least $80,000,000; (vii) any alteration of signature rights in the Corporation; (viii) any liquidation, dissolution or winding up of the Corporation; (ix) any merger or consolidation of the Corporation into or with any other corporation or other entity, any sale, conveyance or other disposition or encumbrance of all or substantially all of the Corporation's assets, property or business, or any recapitalization or reorganization or other transaction or series of related transactions of the Corporation that effects a greater than 50% change in voting control of the Corporation; (x) any increase or decrease in the authorized number of directors of the Corporation from five (5); (xi) any financial projections, operating budgets and fiscal business plans, and any deviations therefrom or modifications thereof;

(xii) any creation of a subsidiary of the Corporation; (xiii) any designation or discharge of the Corporation's auditors if such auditors do not constitute one of the "Big Five" independent public accounting firms; and (xiv) any designation or discharge or, if applicable, change in the employment terms of the Corporation's chairman of the Board of Directors, chief executive officer or any senior executive officer who reports to the chief executive officer, or any discharge of any of the founders of the Corporation. c. As long as any shares of Series C Preferred Stock are outstanding, any action or resolution of (i) the stockholders of the Corporation or (ii) the Board of Directors (or any committee thereof), as applicable, or of any subsidiary of the Corporation, regarding any of the following issues, shall require the consent of the holders of at least a majority of the shares of Series C Preferred Stock or, if applicable, the each of the directors nominated and elected by the holders of Series C Preferred
Stock: (i) Issuance of capital stock, rights, options or warrants to purchase capital stock, or other securities convertible into capital stock, or alteration of any rights attached to any class of shares in the capital of the Company;
(ii) Any merger, consolidation or acquisition, or the sale, lease or other disposal of all or substantially all of the Company's assets; (iii) Approval of the Company's annual operating plan and budget, and any material deviations there from; (iv) Approval of the opening of new subsidiaries; (v) Approval of any related party transaction; (vi) Any material change in the business of the Company; (vii) Any change in the Company's corporate documents; (viii) Any change in the rules of appointing board members; (ix) Approval of the appointments of the chairman, CEO, further Board members and any of the senior executives reporting to the CEO or change of the employment terms for any such employees. (x) Terms of agreement with the escrow agent appointed according to Section C.2 (d) (ii).

6. Redemption.
a. The Corporation will, subject to the conditions set forth below, on January 11, 2006 (the "Mandatory Redemption Date"), upon receipt not less than 60 nor more than 120 days prior to the Mandatory Redemption Date of written request(s) for redemption from holders of at least a majority in interest of the shares of Series B Preferred Stock then outstanding (an "Initial Redemption Request"), redeem from each holder of shares of Series B Preferred Stock that requests redemption pursuant to the Initial Redemption Request or pursuant to a subsequent election made in accordance with Section C.6(b) below (a "Requesting Holder"), at a price per share equal to the Series B Original Issue Price plus 10% per annum from the effective purchase date of the Series B Preferred Stock through the Mandatory Redemption Date, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the number of shares of Series B Preferred Stock requested to be redeemed by each Requesting Holder. b. The Corporation shall provide notice of its receipt of an Initial Redemption Request, specifying the time, manner and place of redemption and the Mandatory Redemption Price (a "Redemption Notice"), by first class or registered mail, postage prepaid, to each holder of record of Series B Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 45 days prior to the Mandatory Redemption Date. Each holder of Series B Preferred Stock (other than a holder who has made the Initial Redemption Request) may elect to become a Requesting Holder on the Mandatory Redemption Date by so indicating in a written notice mailed to the Company, by first class or registered mail, postage prepaid, at least 30 days prior to the Mandatory Redemption Date. Except as provided in Section C.6(c) below, each Requesting Holder shall surrender to the Corporation on the Mandatory Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice. Thereupon, the Mandatory Redemption Price shall be paid to the order of each such Requesting Holder and each certificate surrendered for redemption shall be cancelled. c. If the funds of the Corporation legally available for redemption of Series B Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the number of shares of Series B Preferred Stock required under this Section C.6 to be redeemed on such date from Requesting Holders, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series B Preferred Stock ratably on the basis of the number of shares of Series B Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series B Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence. d. Unless there shall have been a default in payment of the Mandatory Redemption Price, on the Mandatory Redemption Date all rights of the holder of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, upon presentation and surrender of the certificate representing such share, and such share will not from and after the Mandatory Redemption Date be deemed to be outstanding. e. Any Series B Preferred Stock redeemed pursuant to this Section C.6 will be cancelled and will not under any circumstances be reissued, sold or transferred.
7. Bring-Along Right. Prior to the QIPO, in the event that Stockholders (the "Proposing Stockholders") holding stock comprising at least seventy percent (70%) of the Corporation's Series B Preferred Stock and Series C Preferred Stock (the "Threshold Percent") propose to transfer their stock to a third party (the "Offeror") pursuant to a merger, consolidation, reorganization or sale of shares, the remaining Stockholders will be required to sell their stock to such Offeror at the same price and upon the same terms and conditions as in the offer made to the Proposing Stockholders or vote in favor of the transaction, in the case of a merger, consolidation or reorganization; 8. Pre Emptive Right . Each Stockholder (the "Major Investors") shall have the right of first refusal to purchase a pro rata share of New Securities (as defined below) which the Corporation may, from time to time, propose to sell and issue. A Major Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Major Investor immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming in each case full conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (including those that may be acquired by exercise of the Warrants) and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Corporation . Each Major Investor shall have a right of over-allotment such that if any Major Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Major Investors may purchase the non-purchasing Major Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Major Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions: (a) "New Securities" shall mean any capital stock (including Common Stock and/or Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock) of the Corporation whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued upon conversion of Loans outstanding upon adoption of this Third Amended and Restated Certificate of Incorporation; (ii) securities issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock; (iii) securities issued upon exercise of warrants and options outstanding upon adoption of this Third Amended and Restated Certificate of Incorporation; (iv) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of substantially all the assets or other reorganization whereby the Corporation will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; (v) shares of Common Stock issued or issuable to employees, consultants, officers or directors of the Corporation pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Corporation if such issuance is approved by the Board of Directors; (vii) securities issued to a strategic investor, if such issuance is approved by the Board of Directors; (viii) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act with an aggregate offering price to the public in excess of $7.5 million; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Corporation ; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above. (b) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Corporation proposes to issue the same. Each Major Investor shall have twenty (20) days after any such notice is effective to agree to purchase such Major Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.
(c) In the event the Major Investors fail to exercise fully the right of first refusal within said twenty (20)-day period and after the expiration of the ten day period for the exercise of the over-allotment provisions of this Section, the Corporation shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which the Major Investors' right of first refusal option set forth in this Section was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation 's notice to the Major Investors pursuant to this Section. In the event the Corporation has not sold within said 60-day period or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Corporation shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in this Section.

9. Right of First Refusal. If any Stockholder will sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way ("Transfer"), all or any part of or any interest in any of his shares, then such Stockholder shall offer such shares first to any Series C Preferred Stockholder holding more than 5% of the issues and outstanding share capital of the Corporation ("Offered Stockholder") at that time by sending written notice (the "Notice") to the Offered Stockholder, with a copy to the

Corporation and the other stockholders, which shall state (A) the number of shares proposed to be Transferred (the "Offered Stock"), (B) the identity of the proposed transferee ("Third Party Purchaser"), (C) the proposed purchase price per share offered by the Third Party Purchaser (the "Offer Price"), and (D) the material terms and conditions upon which the proposed Transfer is to be made. Upon delivery of the Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired. (a) The Offered Stockholders may elect, by written notice to the selling stockholder and the Corporation delivered within fifteen (15) days after the giving of the Notice (the "Series C Notice Period"), to purchase any or all of the Offered Stock at a purchase price equal to the Offer Price and upon the terms and subject to the conditions set forth in the Notice (the "Series C Option"). Each Series C Investor shall have the right to purchase that percentage of the Offered Stock determined by dividing (A) the total number of shares of stock then owned by such Offered Stockholder by (B) the total number of shares of stock then owned by all the Offered Stockholders (in each case, calculated on an as converted to Common Stock basis). The Corporation shall, within five (5) days of the expiration of the Series C Notice Period, provide written notice to the fully participating Offered Stockholder indicating the number of shares of Offered Stock not elected to be purchased by the other Offered Stockholders (the "Corporation C Option Notice"). If any Offered Stockholder does not fully subscribe for the number of shares of Offered Stock such Offered Stockholder is entitled to purchase, then each other fully participating Offered Stockholder may elect by written notice delivered to the selling Stockholder and the Corporation within five (5) days of delivery of the Corporation C Option Notice to purchase that percentage of the remaining Offered Stock not so subscribed for determined by dividing (x) the total number of shares of stock then owned by such fully participating Offered Stockholder by
(y) the total number of shares of stock then owned by all fully participating Offered Stockholders who elected to purchase the remaining Offered Stock (in each case, on an as converted to Common Stock basis). (b) The failure of a Offered Stockholder to respond within the Series C Notice Period to the selling Stockholder and the Company shall be deemed to be a waiver of such Offered Stockholder's rights under this Section, provided that each Offered Stockholder may waive its rights under this Section prior to the expiration of the Series C Notice Period by giving written notice to the selling Stockholder and the Company. FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section C.5 of Article FOURTH, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power, subject to the provisions of Section C.5 of Article FOURTH, to adopt, amend, repeal or otherwise alter the Bylaws. SIXTH:
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. SEVENTH: The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. EIGHTH: A director of the Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation inconsistent with the Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation as of January __, 2003.

                                                     M-WISE, INC.




                                                     Shay Ben Asulin
Chief Executive Officer